                                   Exhibit 6

                WRITTEN CONSENT OF SUTHERLAND, ASBILL & BRENNAN

                                  April 14, 1997

Board of Directors
Paragon Life Insurance Company
100 South Brentwood Boulevard
St. Louis, Missouri  63105

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "legal matters" in the Prospectus filed as part of Post-Effective Amendment No. 4 to the registration statement on Form S-6 for Separate Account C of Paragon Life Insurance Company (File No. 33-67970). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                 Very truly yours,

                                 SUTHERLAND, ASBILL & BRENNAN

                            By:  /s/
                                    ---------------------------
                                    Stephen E. Roth